SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2006
Commission File Number: 0-7914
BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Broadway, Suite 620 Denver, Colorado	80202-3835

(Address of principal executive offices)	(Zip Code)
(303) 296-3076

(Registrant telephone including area code)
Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors
On December 6, 2006, Richard K. Rodgers was elected to the Board of Directors of Basic Earth Science Systems, Inc. to fill the vacancy left by Edgar J. Huffman’s resignation. In addition, Mr. Rodgers has also been appointed to the Audit and Compensation Committees. Mr. Rodgers is expected to stand for election at the Company’s upcoming shareholder meeting.
The following is a synopsis of Mr. Rodgers’ business experience:
Richard K. Rodgers (46) has provided business development, planning and financial consulting services to various banking and business development clients for the last 18 months. During the past five years, Mr. Rodgers was employed by several Denver area banks to include Key Bank, Guaranty Bank & Trust Company and Colorado Capital Bank. In his most recent employment with Colorado Capital Bank, he was the president, and responsible for the start-up, of its Cherry Creek branch office. Also in this capacity, he served on the board of directors of Colorado Capital Bank. Mr. Rodgers received both his Bachelor of Science degree in International Business Administration and his Masters Degree in International Business Administration from the University of Denver in Denver, Colorado in 1995 and 1997, respectively. There are no family relationships between Mr. Rodgers and any of the other members of the Board of Directors or the Company’s officers.
Item 8.01. Other Events and Regulation FD Disclosure
On December 7, 2006, Basic Earth Science Systems, Inc. issued the press release attached as Exhibit 99.1 concerning the above mentioned Item 5.02 event.
Item 9.01. Exhibits
     (C) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 7, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: December 7, 2006	By:	/s/ Ray Singleton

Ray Singleton, President

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 7, 2006